Exhibit 99.3

HIMALAYA TECHNOLOGIES APPLAUDS MILETONE SEC DECISION APPROVING SPOT BITCOIN ETF’S; PREPARES EVEREST TOKEN FOR THE FUTURE

Pittsburgh, PA, January 11, 2024 – Himalaya Technologies, Inc. (OTC: HMLA) applauds yesterday’s landmark decision by the SEC and its Chairman Gary Gensler to approve trading of SPOT bitcoin exchange traded funds (“ETF’s”). On Wednesday, the SEC approved the first U.S.-listed ETF’s to track bitcoin in a milestone event for the world’s largest cryptocurrency and the broader crypto industry. These approvals include applications from Financial Titans such as BlackRock, Ark Investments/21Shares, Fidelity, Invesco, VanEck, and several others.

Said Vik Grover, CEO: “Technology as against Regulation is a powerful, reflexive process that inevitably leads to innovation driving change that the government cannot stop. Just as the telecom monopolies in the 1990’s – 2000’s spent billions of dollars and many years fighting packet voice only to see Voice over IP (“VoIP”) triumph and go mainstream eliminating arduous international settlement arrangements, expensive termination fees, confusing per minute rate plans, and often arbitrary regulatory hurdles, blockchain technology will similarly transcend the OTC Markets and result in a more efficient, comprehensive platform for capital flows for growth companies.

The SEC decision approving bitcoin ETF’s is a significant positive for the institutionalization of bitcoin as an asset class. Over time, it should prove to be the inflection point after which legitimate forms of crypto currency, coins, tokens, and NFT’s will move more mainstream. bitcoin ETF’s, which alone are projected by some to attract $50 - 100 billion of capital annually, should pave the way for growth of other innovative products such as Himalaya’s EVEREST Token* (https://www.theeveresttoken.com/), an Ethereum-based utility instrument planned for launch and integration into social networks, online payment platforms, and centralized crypto exchanges for swap into bitcoin and other cryptocurrencies.

Once the dam has been breached, it is going to be impossible for the SEC to continue a ‘just say no to crypto’ approach. I believe yesterday’s spot bitcoin ETF approval by the SEC will prove to be a watershed event for small issuers such as Himalaya Technologies, eventually leading us to being able to quantum leap OTC Markets to the blockchain where the sins of the OTC system and broken regulatory frameworks including FINRA can be absolved. To achieve this and create sustainable value, we are preparing EVEREST Token with a goal of a dividend to or exchange with our shareholders in 2024 subject to legal review and regulatory frameworks. Watch us for further developments as we move our organization into the blockchain world.”

Himalaya Technologies Crypto Developments:

Further information on Himalaya Technologies, Inc’s recent crypto developments, its CEO’s default judgment against a crypto ecosystem operator et al., and the potential for full or partial assignment of any collections by him to our Company and our affiliates can be found under Form 8K-A4 here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001409624/000149315224000189/form-8ka.htm

*The EVEREST Token is currently in presale at $0.125 per token which is higher than Himalaya’s current market capitalization based on the Company’s planned retention of 100,000,000 tokens. This is not a solicitation for investment and the token-stock comparison is for informational purposes. There are no assurances we will successfully deploy the token to the broader market.

About Himalaya Technologies, Inc.:

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors. The Company’s Everest Media, Inc. subsidiary is developing social sites located at www.kanab.club (health and wellness), www.goccha.net (mainstream), www.yinzworldwide.com (targeting millions of residents, former residents, and sports fans of Pittsburgh, PA), www.finra.watch (social network for OTC issuers and stakeholders seeking FINRA reform), and other domains. The Company is a minority investment of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com/).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

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